Exhibit 99.2

For Immediate Release
Investor Relations
605.782.1767

META FINANCIAL GROUP, INC.® ANNOUNCES LAUNCH OF
AT-THE-MARKET EQUITY OFFERING

(Sioux Falls, South Dakota – June 10, 2013)  Meta Financial Group, Inc.® (the “Company”) (NASDAQ: CASH), the parent company of MetaBank (the “Bank”), announced today that it has filed a prospectus supplement under which it may sell up to $20,000,000 of its common stock pursuant to an at-the-market equity offering program. The shares would be offered from time to time through Sandler O’Neill + Partners, L.P., as sales agent. Sales, if any, would be made in transactions that are deemed to be at-the-market offerings, including sales made directly on the NASDAQ Global Select Market or sales made to or through a market maker other than on an exchange or by privately negotiated transactions.

The Company intends to add the proceeds of the offering to it general corporate funds, which may potentially be used for, among other things, debt reduction or debt refinancing, investments in or advances to the Bank, acquisitions of bank and nonbank subsidiaries, and  repurchases by the Company of shares of its common stock or other securities.

The Company has filed a prospectus supplement to its existing shelf registration statement on file with the Securities and Exchange Commission (the “SEC”) (SEC File No. 333-188535) for the offering of common stock described in this communication. Sales in the offering, if any, would be made pursuant to the prospectus supplement, dated June 10, 2013, to the Company’s base prospectus, dated June 7, 2013. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the at-the-market offering and other documents the Company has filed with the SEC for more complete information about it and the at-the-market offering program. You may obtain the prospectus supplement and the related base prospectus by visiting EDGAR on the SEC website at www.sec.gov, or the sales agent will arrange to send you the prospectus supplement and the related base prospectus by contacting Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022, or by phone at 1-866-805-4128.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to sell any security of the Company, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and related base prospectus.

About Meta Financial Group, Inc.

This press release and other important information about the Company are available at http://www.metafinancialgroup.com.

Corporate Profile: Meta Financial Group, Inc. ® (the “Company”) is the holding company for its wholly-owned subsidiary MetaBankTM (the “Bank” or “MetaBank”).  MetaBank is a federally-chartered savings bank with four market areas: Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems® prepaid card division.  Twelve retail banking offices and one administrative office support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

The Company and the Bank may from time to time make written or oral “forward-looking statements,” including statements contained in its filings with the Securities and Exchange Commission (the “SEC”), in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.  Such statements address, among others, the following subjects:  future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by MetaBank or Meta Payment Systems (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and our employees.  The following factors, among others, could cause the Company’s financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements:  the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third-party vendors; the scope of restrictions and compliance requirements imposed by the supervisory directives and/or the Consent Orders entered into by the Company and the Bank with the Office of Thrift Supervision (the functions of which were transferred to the Office of the Comptroller of the Currency (“OCC”) and the Federal Reserve) and any other such regulatory actions which may be initiated; the impact of changes in financial services laws and regulations, including, but not limited to, laws and regulations promulgated or administered by the OCC, the Federal Reserve and the Bureau of Consumer Financial Protection, and our relationship with the same; technological changes, including, but not limited to, the protection of electronic files or databases; acquisitions; litigation risk in general, including, but not limited to, those risks involving  the MPS division; the growth of the Company’s business, as well as expenses related thereto; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive.  Additional discussions of factors affecting the Company’s business and prospects are reflected under the headings “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, those factors addressed in the Prospectus Supplement and the related base prospectus in connection with the at-the-market offering and other filings made with the SEC.   The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.